Exhibit 99.2

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                                                                    NEWS RELEASE
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                                                           FOR IMMEDIATE RELEASE
ENGlobal

                                                   CONTACT:  Natalie S. Hairston
                                                                  (281) 878-1000
                                                                 ir@ENGlobal.com
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                      ENGLOBAL ANNOUNCES ACQUISITION OF PCI
              Adding Electric Power Resources and Midwest Location

HOUSTON, TX, August 7, 2009 - ENGlobal (NASDAQ: ENG), a leading provider of engineering and related project services, today announced that it has signed an asset purchase agreement with PCI Management and Consulting Company ("PCI"), a small, privately-held engineering firm based near Chicago, Illinois. PCI, formerly known as Power Consultants, Inc., provides engineering, consulting, and project management services, specializing in projects relating to the generation, transmission and distribution of energy.

Since 1988, PCI has served clients in the energy, electric utility, and chemical industries throughout North America. The business and its personnel have an extensive project history, including steam and power generation, substation design, transmission and distribution, and fuel conversions. The Schaumburg, IL location provides ENGlobal a beachhead for expansion of its complete range of EPC services into the Midwest, a previously stated objective for the Company.

No equity will be issued, nor will any debt or liabilities be assumed in connection with this transaction. Detailed terms of the transaction, which is expected to close in the third quarter, were not disclosed. The PCI transaction represents the first of several acquisitions that ENGlobal expects to complete over the next year, with a vision to increasing its service capabilities while expanding into new geographical regions.

"PCI provides ENGlobal with a meaningful addition to our electric power capabilities, and a strategic footprint in the Midwest. I would like to thank Ron Winthrop, President of ENGlobal's Construction segment, for his leadership during the acquisition process," said, William A. Coskey, P.E., Chairman and CEO of ENGlobal Corporation.

Charles J. Tyburk, P.E., President of PCI, said, "We are excited about joining the ENGlobal team, and look forward to great success together. PCI's extensive project history, together with ENGlobal's strong reputation, will be a great combination that we believe will promote robust future growth. We look forward to offering our heritage clients an expanded array of EPC project services."

About PCI
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PCI Management and Consulting Company ("PCI") provides a full range of services to clients that produce and utilize energy and has extensive experience with a wide variety of energy technologies and fuel types. The Company develops a specific implementation plan for each client and project, taking into consideration the optimal engineering/design together with the appropriate technology and financing alternatives. More information about PCI, including project profiles, is available at www.pcienergy.com.

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        654 N. Sam Houston Parkway E. * Suite 400 * Houston, Texas 77060
                                www.ENGlobal.com

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ENGlobal Press Release
August 7, 2009
Page 2



About ENGlobal
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ENGlobal provides engineering, construction, automation, land and regulatory services principally to the energy sector throughout the United States and internationally. The Company has over 2,200 employees in 19 offices and occupies about 500,000 square feet of office and fabrication space. ENGlobal has been named one of the fastest growing engineering firms in the United States and Canada by ZweigWhite in each of the last six years. Further information about the Company and its businesses is available at www.ENGlobal.com.

Safe Harbor for Forward-Looking Statements
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Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws and are subject to risks and uncertainties including, but not limited to: (1) our ability to respond appropriately to the current worldwide economic situation and the resulting decrease in demand for our services and competitive pricing pressure;
(2) our ability to achieve our business strategy while effectively managing costs and expenses; (3) our ability to close the PCI acquisition and to successfully integrate PCI's operations into ENGlobal's operations; (4) our ability to collect accounts receivable in a timely manner; (5) our ability to accurately estimate costs and fees on fixed-price contracts; (6) the effect of changes in laws and regulations with which the Company must comply and the associated costs of compliance with such laws and regulations, either currently or in the future, as applicable; (7) the effect of changes in the price of oil;
(8) the effect of changes in accounting policies and practices as may be adopted by regulatory agencies, as well as by the FASB; (9) the effect on our competitive position within our market area in view of, among other things, increasing consolidation currently taking place among our competitors; and (10) our ability to increase or replace our line of credit. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors detailed from time to time in ENGlobal's filings with the Securities and Exchange Commission. In addition, reference is hereby made to cautionary statements set forth in the Company's most recent reports on Form 10-K and 10-Q, and other SEC filings. Also, the information contained in this press release is subject to the risk factors identified in the Company's most recent Form 10-K.

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